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                                                                  Exhibit 3.14


                               DEPARTMENT OF STATE

                                THE STATE OF OHIO

                                  SHERROD BROWN

                               Secretary of State

                                     755551

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF MIS of:

PEERLESS CORPORATION




      UNITED STATES OF AMERICA          Recorded on Roll _______ at Frame ______
            STATE OF OHIO               of the Records of Incorporation and
  OFFICE OF THE SECRETARY OF STATE      Miscellaneous Filings.


                                        WITNESS MY HAND AND THE SEAL OF THE
                                        SECRETARY OF STATE, AT THE CITY OF
                                        COLUMBUS, OHIO, THIS __________ DAY OF
                                        ___________.  A.D. 19__.


                                        SHERROD BROWN
                                        Secretary of State

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                            ARTICLES OF INCORPORATION
                                       OF
                              PEERLESS CORPORATION

                                    * * * * *

      The undersigned, a citizen of the United States, desiring to form a corporation, FOR PROFIT, does hereby CERTIFY:

                                   ARTICLE I

      The name of the corporation is Peerless Corporation.

                                   ARTICLE II

      The principal office of the Corporation shall be located in Ironton, Lawrence County, Ohio.

                                  ARTICLE III

      The purpose or purposes for which, or for any of which, it is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

                                   ARTICLE IV

      The authorized number of shares of capital stock of the corporation shall consist of Seven Hundred Fifty (750) shares, all of which shall be common shares, without par value.

                                   ARTICLE V

      The corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors of the corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.
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                                   ARTICLE VI

      Notwithstanding any provision of the laws of the State of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of greater than a majority but less than all of the voting power of the corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by statute) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

                                  ARTICLE VII

      The preemptive right to purchase additional shares or any other securities of the corporation is expressly denied to all shareholders of all classes.


                                       2
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      IN WITNESS WHEREOF, I have subscribed my name to these Articles of
Incorporation on August 25, 1989.

                                               /s/ Cindy Victor
                                           ------------------------------
                                                      Cindy Victor
                                                   (Sole Incorporator)
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                              PEERLESS CORPORATION

                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

                                    * * * * *


      The undersigned, being the Sole Incorporator of Peerless Corporation, under the provisions of Section 1701.07 of the Ohio Revised Code, does hereby appoint as Statutory Agent, Cindy Victor, a natural person resident of the State of Ohio, upon whom any process, notice, or demand required or permitted by statute to be served upon the corporation may be served.

      The complete business address of said Agent is 1800 Society Building, in the City of Cleveland, in Cuyahoga County, Ohio, Zip Code 44114.

      IN WITNESS WHEREOF, the undersigned Sole Incorporator of Peerless Corporation, has executed this Original Appointment of Statutory Agent on August 25, 1989.

                                           /s/ Cindy Victor
                                           __________________________________
                                               Cindy Victor